Sunrise Realty Trust Provides Preliminary Estimate of Distributable Earnings for the Quarter Ended March 31, 2025 and Discloses Other Information

WEST PALM BEACH, FL, April 22, 2025 – Sunrise Realty Trust, Inc. (“SUNS” or “the Company”) (NASDAQ: SUNS), a commercial real estate lender on the Tannenbaum Capital Group (“TCG”) Real Estate platform, today provided a preliminary estimate of distributable earnings for the quarter ended March 31, 2025, and disclosed other portfolio level information.
Distributable Earnings & Book Value Per Share
SUNS' preliminary estimate of distributable earnings for the quarter ended March 31, 2025 is $0.30 to $0.32 per basic weighted average common share. This compares to distributable earnings of $0.30 for the quarter ended December 31, 2024. In addition, SUNS disclosed that it expects its book value per share to be $13.60 - $13.90 per share.
Portfolio and Originations
During the quarter ended March 31, 2025, the TCG Real Estate platform originated $212.5 million of loans, of which SUNS committed $147.5 million and funded $109.8 million of new and existing loans. As of March 31, 2025, the SUNS portfolio had $352.1 million of commitments with $233.4 million funded. As of April 18, 2025, the SUNS portfolio has $352.1 million of commitments with $235.4 million funded. Currently, the TCG Real Estate Platform has two signed, non-binding term sheets totaling $100 million in documentation, of which we expect SUNS to be allocated a portion.
Preliminary Estimates
The above financial information is preliminary and subject to completion, including the completion of customary financial statement closing and review procedures for the quarter ended March 31, 2025. As a result, the preliminary estimates set forth above reflect our preliminary estimate with respect to such information, based on information currently available to management. The preliminary estimates above are not a comprehensive statement of our financial results for the quarter ended March 31, 2025, and have not been reviewed or audited by our independent registered public accounting firm. Our consolidated financial statements for the quarter ended March 31, 2025, may vary from our expectations and may be materially different from the preliminary financial estimates we have provided due to completion of quarterly closing procedures, final adjustments and other developments that may arise between now and the time the financial results for the quarter ended March 31, 2025, are finalized. Accordingly, you should not place undue reliance on such financial information.
About Sunrise Realty Trust, Inc.
Sunrise Realty Trust, Inc. (NASDAQ: SUNS) is an institutional commercial real estate (“CRE”) lender providing flexible financing solutions to sponsors of CRE projects in the Southern United States. It focuses on transitional CRE business plans with the potential for near-term value creation, collateralized by top-tier assets in established and rapidly expanding Southern markets. For additional information regarding the Company, please visit www.sunriserealtytrust.com.
About TCG Real Estate
TCG Real Estate refers to a group of affiliated CRE-focused debt funds, including a Nasdaq-listed mortgage REIT, Sunrise Realty Trust, Inc. (NASDAQ: SUNS), and a private mortgage REIT, Southern Realty Trust, Inc. The funds provide flexible financing on transitional CRE properties that present opportunities for near-term value creation, with a focus on top-tier CRE assets located primarily within markets in the Southern U.S. benefiting from economic tailwinds with growth potential.

Non-GAAP Metrics
In addition to using certain financial metrics prepared in accordance with GAAP to evaluate our performance, we also use Distributable Earnings to evaluate our performance excluding the effects of certain transactions and GAAP adjustments we believe are not necessarily indicative of our current loan activity and operations. Distributable Earnings is a measure that is not prepared in accordance with GAAP. Distributable Earnings and the other capitalized terms not defined in this section have the meanings ascribed to such terms in our most recently filed quarterly report. We use this non-GAAP financial measure both to explain our results to shareholders and the investment community and in the internal evaluation and management of our businesses. Our management believes that this non-GAAP financial measure and the information they provide are useful to investors since these measures permit investors and shareholders to assess the overall performance of our business using the same tools that our management uses to evaluate our past performance and prospects for future performance.
The determination of Distributable Earnings is substantially similar to the determination of Core Earnings under our Management Agreement, provided that Core Earnings is a component of the calculation of any Incentive Compensation earned under the Management Agreement for the applicable time period, and thus Core Earnings is calculated without giving effect to Incentive Compensation expense, while the calculation of Distributable Earnings account for any Incentive Compensation earned for such time period. We define Distributable Earnings as, for a specified period, the net income (loss) computed in accordance with GAAP, excluding (i) stock-based compensation expense, (ii) depreciation and amortization, (iii) any unrealized gains, losses or other non-cash items recorded in net income (loss) for the period, regardless of whether such items are included in other comprehensive income or loss, or in net income (loss); provided that Distributable Earnings does not exclude, in the case of investments with a deferred interest feature (such as original issue discount, debt instruments with PIK interest and zero coupon securities), accrued income that we have not yet received in cash, (iv) provision for (reversal of) current expected credit losses (“CECL”), (v) taxable REIT (as defined below) subsidiary (“TRS”) (income) loss, net of any dividends received from TRS and (vi) one-time events pursuant to changes in GAAP and certain non-cash charges, in each case after discussions between our Manager and our independent directors and after approval by a majority of such independent directors.
We believe providing Distributable Earnings on a supplemental basis to our net income as determined in accordance with GAAP is helpful to shareholders in assessing the overall performance of our business. As a real estate investment trust (“REIT”), we are required to distribute at least 90% of our annual REIT taxable income, subject to certain adjustments, and to pay tax at regular corporate rates to the extent that we annually distribute less than 100% of such taxable income. Given these requirements and our belief that dividends are generally one of the principal reasons that shareholders invest in our common stock, we generally intend to attempt to pay dividends to our shareholders in an amount at least equal to such REIT taxable income, if and to the extent authorized by our Board of Directors. Distributable Earnings is one of many factors considered by our Board of Directors in authorizing dividends and, while not a direct measure of net taxable income, over time, the measure can be considered a useful indicator of our dividends.
Distributable Earnings is a non-GAAP financial measure and should not be considered as a substitute for GAAP net income. We caution readers that our methodology for calculating Distributable Earnings may differ from the methodologies employed by other REITs to calculate the same or similar supplemental performance measures, and as a result, our reported Distributable Earnings may not be comparable to similar measures presented by other REITs.
Forward-Looking Statements
This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that reflect our current views and projections with respect to, among other things, future events and financial performance. Words such as “believes,” “expects,” “will,” “intends,” “plans,” “guidance,” “estimates,” “projects,” “anticipates,” and “future” or similar expressions are intended to identify forward-looking statements. These forward-looking statements, including statements about the Company’s preliminary estimate of distributable earnings and book value per share for the quarter ended March 31, 2025, and expectations for future loan allocations, are subject to the inherent uncertainties in predicting future results and conditions and are not guarantees of future performance, conditions or results. Certain factors, including the ability of our manager to locate suitable loan opportunities for us, monitor and actively manage our loan portfolio and implement our investment strategy; the demand for commercial real estate investment; management’s current estimate of expected credit losses and current expected credit loss reserve and other factors could cause actual results and performance to differ materially from those projected in these forward-looking statements. More information on these risks and other potential factors that could affect our business and financial results is included in SUNS’s filings with the SEC, including in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of SUNS’s most recently filed Annual Report on Form 10-K and subsequent filings. New risks and uncertainties arise over time, and it is not possible to predict those events or how they may affect SUNS. We do not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.
Investor Relations Contact
Robyn Tannenbaum
561-510-2293
ir@sunriserealtytrust.com
Media Contact
Profile Advisors
Rich Myers & Rachel Goun
347-774-1125
rmyers@profileadvisors.com
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